Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements pertaining to 1) the D.R. Horton, Inc. 1991 Stock Incentive Plan (Form S-8 No. 33-48874), 2) the D.R. Horton, Inc. Stock Tenure Plan (Form S-8 No. 33-83162) and 3) the D.R. Horton, Inc. Employee Stock Purchase Plan (Form S-8 No. 333-3570) of our report dated November 8, 1996 with respect to the consolidated financial statements of D.R. Horton, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1996.


                                             /s/ Ernst & Young LLP

Fort Worth, Texas
December 16, 1996
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